Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:	James Winschel, Senior Vice President and Chief Financial Officer
Jill Baker, Corporate Vice President, Investor Relations
+1-781-434-4118
PAREXEL REPORTS SECOND QUARTER FISCAL YEAR 2011 FINANCIAL RESULTS
•	Consolidated service revenue of $304.4 million grew 6.9% year-over-year

•	New business wins generated a net book-to-bill ratio of 1.30

•	Backlog exceeds $3.0 billion, up 30.9% from one year ago
Boston, MA, January 31, 2011 — PAREXEL International Corporation (NASDAQ: PRXL) today announced its financial results for the second quarter ended December 31, 2010.
For the three months ended December 31, 2010, PAREXEL’s consolidated service revenue increased by 6.9% to $304.4 million, compared with $284.7 million in the prior year period. Excluding the negative impact from foreign exchange movements of $4.8 million, revenue increased 8.6%. As reported under Generally Accepted Accounting Principles (GAAP), the Company generated operating income of $28.2 million, or 9.3% of consolidated service revenue, in the second quarter of Fiscal Year 2011, versus GAAP operating income of $18.7 million, or 6.6% of consolidated service revenue, in the comparable quarter of the prior year. The financial results of the December quarter in the current and prior periods each included special items, as detailed in the financial charts within this press release. Excluding these items in the current period, operating income totaled $27.6 million, or 9.1% of consolidated service revenue. Excluding special items in the prior year period, operating income totaled $26.9 million, or 9.5% of consolidated service revenue. On this adjusted basis, operating income in the current quarter grew 2.7% year-over-year. GAAP net income for the current quarter totaled $16.8 million, or $0.28 per diluted share, compared with GAAP net income of $3.5 million, or $0.06 per diluted share, for the quarter ended December 31, 2009. Adjusted net income in the current period (excluding special items) was $17.2 million, or $0.29 per diluted share. Adjusted net income in the prior year quarter (excluding special items) was $15.1 million, or $0.26 per diluted share. Using adjusted numbers, net income in the current quarter grew 13.9%, and earnings per diluted share grew 11.5%.
On a segment basis, consolidated service revenue for the second quarter of Fiscal Year 2011 was $231.4 million in Clinical Research Services (CRS), $32.0 million in PAREXEL Consulting and Medical Communications Services (PCMS), and $41.0 million in Perceptive Informatics, Inc.
The Company’s low current quarter tax rate benefited from a favorable mix of pre-tax profitability, the extension of certain U.S. tax law provisions, and the ongoing benefit of the

Company’s approach to transfer pricing. At the same time, the Company experienced higher than anticipated foreign exchange losses on the Other Expense line, in part due to a short-term disruption to cash flows caused by implementation of the Company’s new billing system. The Company substantially increased billing during the December quarter, reducing days sales outstanding sequentially to 69 days, while increasing deferred revenue, and decreasing unbilled receivables.
For the six months ended December 31, 2010, consolidated service revenue was $600.2 million versus $544.5 million in the prior year period, an increase of 10.2%. GAAP operating income for the current six-month period was $58.2 million, or 9.7% of service revenue, compared with GAAP operating income of $37.2 million, or 6.8% of service revenue in the prior year period. GAAP net income for the six months ended December 31, 2010 was $34.6 million, or $0.58 per diluted share, compared with GAAP net income of $15.9 million, or $0.27 per diluted share, in the prior year period. Excluding the impact of certain items as detailed in the attached financial charts in both six month periods, operating income was $57.2 million or 9.5% of consolidated service revenue for the six months ended on December 31, 2010, compared with $45.4 million or 8.3% of consolidated service revenue for the six months ended on December 31, 2009. On an adjusted basis, net income for the six months ended December 31, 2010 was $34.7 million, or $0.58 per diluted share, compared with $27.6 million or $0.47 per diluted share in the comparable prior year six month period.
Backlog at the end of December was approximately $3.0 billion, an increase of 30.9% year-over-year. Backlog included gross new business wins in the quarter of $496.0 million, cancellations of $100.4 million (3.4% of beginning backlog), and a positive impact from foreign exchange rates of $3.7 million. The net book-to-bill ratio was 1.30 in the quarter.
Mr. Josef H. von Rickenbach, PAREXEL’s Chairman and Chief Executive Officer stated, “During the second quarter, PAREXEL delivered year-over-year revenue growth in all three business segments, and earnings per share that were in line with our expectations. New business wins and moderate cancellations culminated in record backlog of over $3 billion. We also experienced a notable increase in proposals from small and emerging biopharma clients during the quarter.”
“PAREXEL’s global capabilities, expertise, and technology continue to enable us to win healthy new business awards. At the same time, it has become apparent that the backlog conversion rates inherent in global, complex, clinical development awards generated by strategic partnerships are different from traditional awards. Our improved understanding of new business dynamics from these partnerships has been reflected in our current forward-looking guidance.”
“As we enter Calendar Year 2011, we are confident in our strategy and that PAREXEL is positioned as a leader in a changing marketplace. I believe that we have the foundation in place to achieve long-term revenue and earnings growth, and that we will continue to create and deliver value to clients and shareholders.”
The Company issued forward-looking guidance for the third quarter of Fiscal Year 2011 (ending March 31, 2011), for Fiscal Year 2011 and for Calendar Year 2011 using recent exchange rates. For the third quarter, the Company anticipates reporting consolidated service revenue in the range of $307 to $312 million, and diluted earnings per share in the range of $0.29 to $0.31. For

Fiscal Year 2011, consolidated service revenue is expected to be in the range of $1.22 to $1.24 billion (previously issued revenue guidance was $1.25 to $1.27 billion). GAAP earnings per diluted share for Fiscal Year 2011 are projected to be in the range of $1.17 and $1.23 (previously issued GAAP earnings per diluted share guidance was $1.23 to $1.31), and adjusted earnings per diluted share (excluding the special items recorded in Q2 FY2011) are projected to be in the range of $1.18 and $1.24. For Calendar Year 2011, consolidated service revenue is expected to be in the range of $1.260 to $1.295 billion, and GAAP earnings per diluted share are expected to be in the range of $1.21 to $1.31.
Certain trended financial information may be found in the Investor Relations section of the Company’s website under the “Additional Financials” section.
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. The Company believes that presenting the non-GAAP financial measures contained in this press release assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance, because such measures exclude items that are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Management uses non-GAAP financial measures, in addition to the measures prepared in accordance with GAAP, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors for the same reasons stated above. Such measures are also used by management in its financial and operating decision-making. Non-GAAP financial measures are not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP.
A conference call to discuss PAREXEL’s second quarter earnings, business, and financial outlook will begin at 10:00 a.m. ET on Tuesday, February 1, 2011 and will be broadcast live over the internet via webcast. The webcast may be accessed in the “Upcoming Events” portion of the main page of the Investor Relations section of the Company’s website at www.parexel.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for approximately one year following the live event. To participate via telephone, dial +1 706-758-4950 and ask to join the PAREXEL quarterly conference call.
About PAREXEL International
PAREXEL International Corporation is a leading global bio/pharmaceutical services organization, providing a broad range of knowledge-based contract research, consulting, and medical communications services to the worldwide pharmaceutical, biotechnology and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, medical education and reimbursement. Perceptive Informatics, Inc., a subsidiary of PAREXEL, provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL operates in 71 locations throughout 52 countries around the world, and has approximately 10,380 employees. For more information about PAREXEL International visit www.PAREXEL.com.

PAREXEL is a registered trademark of PAREXEL International Corporation, and Perceptive Informatics is a trademark of Perceptive Informatics, Inc. All other names or marks may be registered trademarks or trademarks of PAREXEL International Corporation, Perceptive Informatics, Inc. or their respective owners and are hereby acknowledged.
This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “will,” “would,” “could,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from recent and anticipated restructurings, the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions and to integrate newly acquired businesses or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 as filed with the SEC on November 9, 2010, which “Risk Factors” discussion is incorporated by reference in this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
Unaudited

	Three Months Ended				Three Months Ended
(in thousands, except per share data)	December 31, 2010				December 31, 2009
	As Reported	Adjustments		Non-GAAP	As Reported	Adjustments		Non-GAAP
Service revenue	$304,359			$304,359	$284,731			$284,731
Reimbursement revenue	59,691			59,691	53,249			53,249

Total revenue	364,050	—		364,050	337,980			337,980

Costs and expenses:
Direct costs	196,475			196,475	181,276 (a)			181,276
Reimbursable out-of-pocket expenses	59,691			59,691	53,249			53,249
Selling, general and administrative	64,196			64,196	61,459 (a)			61,459
Depreciation	13,605			13,605	13,151	(514	)(b)	12,637
Amortization	2,451			2,451	2,447			2,447
Other benefit	—			—	(1,144)	1,144	(c)	—
Restructuring (benefit) charge	(572)	572		—	8,831	(8,831	)(d)	—

Total costs and expenses	335,846	572		336,418	319,269	(8,201)		311,068

Income from operations	28,204	(572)		27,632	18,711	8,201		26,912

Other expense	(8,473)	1,166	(e)	(7,307)	(9,944)	6,142	(e)	(3,802)

Income before income taxes	19,731	594		20,325	8,767	14,343		23,110
Provision for income taxes	2,899	199	(f)	3,098	5,317	2,667	(f)	7,984
Effective tax rate	14.7%			15.2%	60.6%			34.5%

Net income	$16,832	$395		$17,227	$3,450	$11,676		$15,126

Earnings per common share:
Basic	$0.29			$0.29	$0.06			$0.26
Diluted	$0.28			$0.29	$0.06			$0.26

Shares used in computing earnings per common share:
Basic	58,516			58,516	57,933			57,933
Diluted	59,686			59,686	58,073			58,073

(a)	Prior year numbers have been reclassified to conform with the current year presentation.

(b)	Accelerated depreciation on abandoned facilities associated with the Q2 FY10 Restructuring Plan.

(c)	Release of certain reserves associated with a Q2 FY09 charge related to a client contract default.

(d)	Restructuring charges of $5.2 million related to facilities costs and $3.6 million related to compensation costs.

(e)	Impairment charges on an asset (FY11) and an investment (FY10).

(f)	Tax expense related to items above.

Balance Sheet Information	Preliminary
	December 31,	June 30,	Dec. 31,
	2010	2010	2009
Billed accounts receivable, net	$311,377	$229,932	$250,378
Unbilled accounts receivable, net	285,977	248,994	248,778
Deferred revenue	(285,576)	(261,080)	(287,930)

Net receivables	$311,778	$217,846	$211,226

Cash and marketable securities	$87,552	$107,413	$118,847
Working capital	$217,170	$158,624	$198,461
Total assets	$1,356,032	$1,220,710	$1,246,994
Short-term borrowings	$110,019	$32,082	$32,077
Long-term debt	$172,230	$183,707	$220,330
Stockholders’ equity	$516,714	$439,555	$441,229

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
Unaudited

	Six Months Ended				Six Months Ended
(in thousands, except per share data)	December 31, 2010				December 31, 2009
	As Reported	Adjustments		Non-GAAP	As Reported	Adjustments		Non-GAAP
Service revenue	$600,179			$600,179	$544,494			$544,494
Reimbursement revenue	106,128			106,128	101,024			101,024

Total revenue	706,307	—		706,307	645,518			645,518

Costs and expenses:
Direct costs	383,457			383,457	352,264 (a)			352,264
Reimbursable out-of-pocket expenses	106,128			106,128	101,024			101,024
Selling, general and administrative	127,716			127,716	117,653 (a)			117,653
Depreciation	26,856			26,856	24,720	(514	)(b)	24,206
Amortization	4,908			4,908	4,983			4,983
Other benefit	—			—	(1,144)	1,144	(c)	—
Restructuring (benefit) charge	(962)	962		—	8,831	(8,831	)(d)	—

Total costs and expenses	648,103	962		649,065	608,331	(8,201)		600,130

Income from operations	58,204	(962)		57,242	37,187	8,201		45,388

Other expense	(15,788)	1,166	(e)	(14,622)	(10,724)	6,142	(e)	(4,582)

Income before income taxes	42,416	204		42,620	26,463	14,343		40,806

Provision for income taxes	7,793	89	(f)	7,882	10,572	2,667	(f)	13,239
Effective tax rate	18.4%			18.5%	40.0%			32.4%

Net income	$34,623	$115		$34,738	$15,891	$11,676		$27,567

Earnings per common share:
Basic	$0.59			$0.59	$0.27			$0.48
Diluted	$0.58			$0.58	$0.27			$0.47

Shares used in computing earnings per common share:
Basic	58,483			58,483	57,874			57,874
Diluted	59,673			59,673	58,104			58,104

(a)	Prior year numbers have been reclassified to conform with the current year presentation.

(b)	Accelerated depreciation on abandoned facilities associated with the Q2 FY10 Restructuring Plan.

(c)	Release of certain reserves associated with a Q2 FY09 charge related to a client contract default.

(d)	Restructuring charges of $5.2 million related to facilities costs and $3.6 million related to compensation costs.

(e)	Impairment charges on an asset (FY11) and an investment (FY10).

(f)	Tax expense related to items above.

PAREXEL International Corporation
Segment Information
Unaudited

	Three Months Ended	Three Months Ended
(in thousands)	December 31, 2010	December 31, 2009(a)
Clinical Research Services (CRS)

Service revenue	$231,364	$221,570
% of total service revenue	76.0%	77.8%
Gross profit	$76,856	$79,813
Gross margin % of service revenue	33.2%	36.0%

PAREXEL Consulting & Medical Communications
Services (PCMS)

Service revenue	$32,013	$29,731
% of total service revenue	10.5%	10.4%
Gross profit	$12,864	$10,546
Gross margin % of service revenue	40.2%	35.5%

Perceptive Informatics, Inc. (PII)

Service revenue	$40,982	$33,430
% of total service revenue	13.5%	11.8%
Gross profit	$18,164	$13,096
Gross margin % of service revenue	44.3%	39.2%

Total service revenue	$304,359	$284,731
Total gross profit	$107,884	$103,455
Gross margin % of service revenue	35.4%	36.3%

Revenue by Geography

The Americas	$127,194	$108,913
Europe, Middle East & Africa	136,201	142,459
Asia/Pacific	40,964	33,359

Total service revenue	$304,359	$284,731

Quarterly Supplemental Financial Data

Total revenue	$364,050	$337,980
Investigator fees	50,003	50,672

Gross revenue	$414,053	$388,652

Days sales outstanding	69	50

Capital expenditures	16,023	14,454

(a)	Prior year numbers have been reclassified to conform with the current year presentation.

PAREXEL International Corporation
Segment Information
Unaudited

	Six Months Ended	Six Months Ended
(in thousands)	December 31, 2010	December 31, 2009(a)
Clinical Research Services (CRS)

Service revenue	$463,003	$423,894
% of total service revenue	77.1%	77.9%
Gross profit	$160,174	$149,040
Gross margin % of service revenue	34.6%	35.2%

PAREXEL Consulting & Medical Communications Services (PCMS)

Service revenue	$60,348	$58,552
% of total service revenue	10.1%	10.8%
Gross profit	$23,977	$20,763
Gross margin % of service revenue	39.7%	35.5%

Perceptive Informatics, Inc. (PII)

Service revenue	$76,828	$62,048
% of total service revenue	12.8%	11.3%
Gross profit	$32,571	$22,427
Gross margin % of service revenue	42.4%	36.1%

Total service revenue	$600,179	$544,494
Total gross profit	$216,722	$192,230
Gross margin % of service revenue	36.1%	35.3%

Revenue by Geography

The Americas	$260,085	$210,514
Europe, Middle East & Africa	261,730	271,999
Asia/Pacific	78,364	61,981

Total service revenue	$600,179	$544,494

(a)	Prior year numbers have been reclassified to conform with the current year presentation.